                                                                     EXHIBIT T3A

                          CERTIFICATE OF INCORPORATION

                                      FOR

                              NUTRITIONAL SOURCING
                                  CORPORATION

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SUPERMARKET INVESTMENTS, INC.


     Supermarket Investments, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Supermarket Investments, Inc.

     2. Supermarket Investments, Inc. was originally incorporated under the name Supermarket Investments, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 15, 1993.

     3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, was duly adopted by the unanimous written consent of the members of the Board of Directors and the written consent of the members of the Board of Directors and the written consent of the sole stockholder of the Corporation.

     4. The text of the Certificate of Incorporation of the Corporation as heretofore corrected, amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST: The name of the Corporation is Pueblo Xtra International, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock, par value ten dollars ($10.00) per share.

     FIFTH: To the fullest extent permitted by the DGCL as it exists on the date hereof or as it may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal or modification of this Article FIFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

     SIXTH: The directors shall have power to make, alter or repeal By-Laws, except as may otherwise be provided in the By-Laws.

     SEVENTH: Elections of directors need not be by written ballot, except as may otherwise be provided in the By-Laws.

     EIGHTH: The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-Laws.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this 25th day of May 1993.

                                        SUPERMARKET INVESTMENTS, INC.



                                        By /s/ STEVEN BANDEL
                                           ---------------------------------
                                           Steven Bandel
                                           Vice President



Attest:



/s/ HARRIS C. CASTON
-----------------------------------
Harris C. Caston
Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "SUPERMARKET INVESTMENTS, INC." FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D., 1993, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEED FOR RECORDING.

                              * * * * * * * * * *


                                          /s/ WILLIAM T. QUILLEN
                              (SEAL)      --------------------------------------
                                          William T. Quillen, Secretary of State

                                          AUTHENTICATION: *3684832
                                                    DATE: 05/04/1993

       CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION OF SUPERMARKET INVESTMENTS, INC. FILED IN THE
        OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON APRIL 15, 1993.

          SUPERMARKET INVESTMENTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1.  The name of the corporation is

                         SUPERMARKET INVESTMENTS, INC.

          2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on April 15, 1993 and that said certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said certificate to be corrected is as follows:

          Par value in Article 4 is incorrect.

                 4. Article "4" of the certificate is corrected to read as follows:

                 "4. The total number of shares of Common stock which the corporation shall have authority to issue is one hundred (100); and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to One Thousand Dollars ($1,000.00)."

                 IN WITNESS WHEREOF, said SUPERMARKET INVESTMENTS, INC. has caused this certificate to be signed by ELIZABETH DeLUCA, and IVETTE MILLAN, its incorporators, this 3rd day of May, 1993.



                                                /s/ ELIZABETH DELUCA
                                                ------------------------------
                                                Elizabeth DeLuca, Incorporator


                                                /s/ IVETTE MILLAN
                                                ------------------------------
                                                Ivette Millan, Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SUPERMARKET INVESTMENTS, INC.

                                   * * * * *

         1. The name of the corporation is SUPERMARKET INVESTMENTS, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of Common Stock which the corporation shall have authority to issue is one hundred (100); and the par value of each of such shares is Ten Cents

($.10) amounting in the aggregate to One Thousand Dollars ($1,000.00).

     5. The name and mailing address of each incorporator is as follows:

       NAME                          MAILING ADDRESS
       ----                          ---------------
ELIZABETH DeLUCA                     1633 Broadway
                                     New York, New York 10019

IVETTE MILLAN                        1633 Broadway
                                     New York, New York 10019

     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of April, 1993.

                                             ELIZABETH DeLUCA
                                             --------------------
                                             Elizabeth DeLuca


                                             IVETTE MILLAN
                                             --------------------
                                             Ivette Millan

                        PUEBLO XTRA INTERNATIONAL, INC.

                            Certificate of Amendment
                                       of
                          Certificate of Incorporation

          PUEBLO XTRA INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST, That by unanimous written consent of the Board of Directors of this Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of this Corporation; declaring said amendment to be advisable and in the best interests of this Corporation and its Stockholders and calling for presentation to the stockholders of this Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FOURTH in its entirety and substituting therefor the following:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 200 shares of common stock, par value $.10 per share."

          SECOND: That thereafter, all of the outstanding stock of the Corporation was voted in favor of the amendment by written consent of the holders of such stock.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said PUEBLO XTRA INTERNATIONAL, INC. has caused this certificate to be signed this 21st day of July, 1993.

                                        PUEBLO XTRA INTERNATIONAL, INC.

                                        By: /s/ STEVEN BANDEL
                                            -----------------------------------
                                            Steven Bandel
                                            Vice President

Attest: Harris C. Caston
        ----------------------
        Secretary

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:35 PM 07/22/2002
                                                         020467873 - 2332801

                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                        PUEBLO XTRA INTERNATIONAL, INC.

--------------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY

FIRST: By a Unanimous "Written Consent by all Directors of Pueblo Xtra International, Inc.
--------------------------------------------------------------------------------
restrictions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the Corporation is: Nutritional Sourcing Corporation (the "Corporation")

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Pueblo Xtra International, Inc. has caused this certificate to be signed by Fernando J. Bonilla, an Authorized Officer, this 22nd day of July, 2002.

                              By: /s/ FERNANDO J. BONILLA
                                  ----------------------------------------------
                              Authorized Officer

  (SEAL)                      Title: Vice President, General Counsel & Secretary
                                     -------------------------------------------

                              Name: Fernando J. Bonilla
                                    --------------------------------------------
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